SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2015

PETRO RIVER OIL CORP.
(Exact name of Registrant as specified in its Charter)

Delaware	000-49760	9800611188
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1980 Post Oak Blvd., Suite 2020 Houston, TX 77056
(Address of principal executive offices)

(469) 828-3900
(Registrant’s Telephone Number)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 14, 2015, Angelle Judice, Interim Chief Financial Officer of Petro River Oil Corp. (the “Company”), resigned due to certain conflicts of interest. Ms. Judice’s decision to resign from her position was not the result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices. Following Ms. Judice’s resignation, Mr. David Briones agreed to resume his role as the Company’s Chief Financial Officer.

Since October 1, 2010, Mr. Briones has acted as the managing member of Brio Financial Group, LLC, a financial reporting consulting firm. From January 2006 through September 2010, Mr. Briones had managed the public company and hedge fund practices at Bartolomei Pucciarelli, LLC (“BP”). Within that capacity, Mr. Briones performed audit services, outsourced CFO functions, and/or consulted clients through difficult SEC comment periods particularly through application of complex accounting principles for a vast public company client base. BP is a registered firm with the Public Company Accounting Oversight Board. BP is an independent member of the BDO Seidman Alliance. Mr. Briones served as the chief financial officer of NXT Nutritionals Holdings, Inc. from February 2, 2009 to May 15, 2012. Mr. Briones also served as the chief financial officer of Clear-Lite Holdings, Inc. from August 3, 2009 to March 21, 2011. Prior to joining BP, Mr. Briones was an auditor with PricewaterhouseCoopers LLP in New York, New York. Mr. Briones specialized in the financial services group, and most notably worked on the MONY Group, Prudential Financial, and MetLife initial public offerings.

Mr. Briones was originally appointed to serve and, following Ms. Judice’s resignation, will continue to serve as the Company’s Chief Financial Officer pursuant to a consulting agreement by and between the Company and Brio Financial Group (“Brio”). Mr. Briones is the Managing Member of Brio Capital. Under the terms of this agreement, Brio receives a monthly consulting fee of $7,500, as well as a grant of 750,000 stock options of the Company pursuant to the Company’s 2012 Equity Compensation Plan, which options vest in six installments. The first 125,000 options vested immediately upon execution of the consulting agreement, and the remaining 5 installments will vest monthly, on the 26th of each subsequent month.

Except as otherwise disclosed herein, there are no arrangements or understandings in connection with Mr. Briones’ appointment, and there are no related party transactions between the Company and Mr. Briones that would require disclosure under Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure

On May 18, 2015, the Company presented a corporate update to its investors. A copy of the presentation is attached to this Current Report on Form 8-K as Exhibit 99.1, and is incorporated by reference herein.

The information contained in the Current Report on Form 8-K is being furnished pursuant to Item 7.01 of Form 8-K, "Regulation FD Disclosure." This information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description

99.1	Corporate Presentation, dated May 18, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETRO RIVER OIL CORP.

Date: May 18, 2015	By:	/s/ Scot Cohen
Scot Cohen
Chief Executive Officer